Exhibit 10.20

EXECUTION DOCUMENT

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is dated as of the 23 day of July, 2007 among Penthouse Media Group, Inc., a Nevada corporation (the “Company”), the Investors identified on Schedule A hereto (each an “Investor,” and collectively the “Investors”), and Moses & Singer LLP (the “Escrow Agent”):

W I T N E S S E T H:

WHEREAS, the Company and Investors have entered into the Series B Convertible Preferred Stock Purchase Agreement (defined below) providing for the sale by the Company to the Investors, from time to time during the period commencing as of the date of the Series Purchase Agreement the date of this Agreement through and including September 30, 2007, of an aggregate of up to $5,000,000 of its Series B Convertible Preferred Stock (the “Preferred Stock”) in the amounts set forth on Schedule A hereto; and

WHEREAS, the parties hereto require the Company to deliver the Preferred Stock against payment therefor, with the Escrowed Funds (defined below) to be delivered to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1

Definitions.  Whenever used in this Agreement, the following terms shall have the following respective meanings:

(a)

“Agreement” means this Agreement (including the exhibits and schedules hereto) and all amendments made hereto and thereto by written agreement between the parties;

(b)

“Escrowed Payment” means one or more payments in the aggregate up to $5,000,000;

(c)

“Purchase Price” shall mean up to $5,000,000;

(d)

“Series B Convertible Preferred Stock Purchase Agreement” means that certain Securities Purchase Agreement (and the exhibits thereto), dated as of May 29, 2007, by and among the Company and Investors in reference to the sale and purchase of the Preferred Stock; and

(e)

“Standard Terms” means the Moses & Singer LLP Standard Terms for All Escrow Agreements attached hereto as Exhibit A.

1.2

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto pertaining to the escrow created hereunder and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

1.3

Extended Meanings.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.  The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4

Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance.  Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5

Headings.  The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6

Law Governing This Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  The parties executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7

Specific Enforcement, Consent to Jurisdiction.  The Company and Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 1.6 hereof, each of the Company and Investor hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1

Investor Deliveries.  Upon execution of the Securities Purchase Agreement, each Investor shall deliver to the Escrow Agent the amount set forth for such Investor in Schedule A.  The Escrowed Payments will be delivered pursuant to the following wire transfer instructions:

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2.2

Company Deliveries.  From time to time, the Company shall deliver to the Escrow Agent a request for release of the Escrowed Payment, in whole or in part, (the “Company Release Request”) in the form of Exhibit B attached hereto, together with certificates representing the shares of Preferred Stock to be issued to the Investors as set forth in such Company Release Request to be delivered by the Escrow Agent pursuant to such Company Release Request.

2.3

Intention to Create Escrow Over Escrowed Payment.  The Investor and Company intend that the Escrowed Payment shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4

Escrow Agent to Deliver Escrowed Payment and Preferred Stock.  The Escrow Agent shall hold and release the Escrowed Payment and deliver the Preferred Stock only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROWED PAYMENT

3.1

Release of Escrow.  Subject to the provisions in the Standard Terms, the Escrow Agent shall release the Escrowed Payment and the Preferred Stock as follows:

(a)

Upon the written instruction of the Company setting forth the Escrowed Payment to be returned on an Investor by Investor basis, the Escrow Agent shall return to Investors any such amounts.

(b)

From time to time until and including September 30, 2007, upon the receipt by Escrow Agent of a Company Release Request, together with certificates representing the shares of Preferred Stock to be issued to the Investors as set forth in such Company Release Request, the Escrow Agent will release the Escrowed Payment, in the amount specified in the Company Release Request, to the Company.

(c)

All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

(d)

Within five (5) days after receipt of joint written instructions signed by the Company and the Investors, or October 1, 2007, whichever occurs earlier, the escrow account shall be closed.  Promptly thereafter, all certificates for Preferred Stock shall be delivered to the Investors at the addresses set forth in Schedule A  in accordance with Company Release Requests theretofore delivered, and any remaining Escrowed Payments shall be returned to the Investors in accordance with percentages set forth on Schedule B-1 attached hereto.  From time to time on or prior to October 1, 2007, Investors may provide written instructions to the Escrow Agent to redesignate the percentages set forth in Schedule B-1 in their sole discretion, provided that all Investors whose percentages are redesignated, or would be affected by such redesignations, confirm such written instructions to Escrow Agent by signing same and provide written notice to all Investors, the Company and the Escrow Agent.

(e)

Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrowed Payment and Preferred Stock in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2

Acknowledgement of Company and Investor; Disputes.  The Company and the Investor acknowledge that the only terms and conditions upon which the Escrow Payment is to be released and the Preferred Stock delivered are set forth in Articles III and IV of this Agreement.  The Company and the Investors reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Payment and the delivery of the Preferred Stock.  Any dispute with respect thereto shall be resolved pursuant to Article IV or by agreement between the Company and Investor.

ARTICLE IV

STANDARD TERMS

4.1

Standard Terms.  The Standard Terms are incorporated by reference herein as if set forth in full herein.

ARTICLE V

GENERAL MATTERS

5.1

Standard Terms Control.  To the extent provisions in this Agreement conflict with the provisions in the Standard Terms, the provisions in the Standard Terms shall control.

5.2

[Reserved.]

5.3

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)

If to the Company, to:

Penthouse Media Group, Inc.

6800 Broken Sound Parkway NW

Boca Raton, FL 33487

Attn:

General Counsel

Fax: (561) 912-1747

(b)

If to the Investors, to:  the addresses and fax numbers listed on Schedule A hereto;

(c)

If to the Escrow Agent, to:

Moses & Singer LLP

405 Lexington Avenue

New York, New York 10174

Attn:

Howard Herman, Esq.

Fax:

917-206-4347

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.3.

5.4

Interest.  The Escrowed Payment shall be held in an interest bearing account.  Each Investor shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Investor the Investor’s United States taxpayer identification number and other requested information and forms.

5.5

Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.6

Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.7

Counterparts/Execution.  This Agreement (and written instructions provided pursuant to this Agreement) may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

[Remainder of page is blank.]

5.8

Agreement.  Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

PENTHOUSE MEDIA GROUP INC.

the “Company”

By:

/s/ Marc H. Bell

Marc H. Bell, President

By:

/s/ Daniel C. Staton

Daniel C. Staton

Treasurer

By:

/s/ Authorized Signatory

Absolute Return Europe Fund

ESCROW AGENT:

/s/ Wai Y. Chan

MOSES & SINGER LLP

SCHEDULE A TO ESCROW AGREEMENT

INVESTOR	ESCROWED PAYMENT(S)
Absolute Return Europe Fund	US $695,842
Florescue Family Corporation	275,507
Russell H. Frye	79,305

TOTAL	1,050,654

SCHEDULE B-1 TO ESCROW AGREEMENT

INVESTOR	PERCENTAGE OF ESCROWED PAYMENT(S) TO BE REFUNDED, IF ANY

TOTAL	100.0%

EXHIBIT A TO ESCROW AGREEMENT

MOSES & SINGER LLP

STANDARD TERMS FOR ALL ESCROW AGREEMENTS

<Refer to separate pdf file>

EXHIBIT B TO ESCROW AGREEMENT

FORM OF COMPANY RELEASE REQUEST

                          , 2007

Moses & Singer LLP

405 Lexington Avenne

New York, NY 10174

Ladies & Gentlemen:

Reference is made to that certain Escrow Agreement, dated as of                , 2007, by and among Penthouse Media Group Inc. (the “Company”), the Investors signatory thereto, and Moses & Singer LLP, as escrow agent (the “Escrow Agent”) (the “Escrow Agreement”).  Pursuant to Section 3.1(a) of the Escrow Agreement, the Company hereby requests the release to the Company of $                   from the Escrowed Payment.

Enclosed herewith for delivery to the Investors, subject to and in compliance with the terms of the Escrow Agreement, are the following certificates representing shares of Preferred Stock issued to the Investors for their respective portions of the Escrowed Payment to be released pursuant to this request:

Investor	Certificate No.	No. of Shares of Preferred Stock

Very truly yours,

PENTHOUSE MEDIA GROUP INC.

By:

Name:

Title: